BRK GROUP, INC.
               1992 TIME ACCELERATED RESTRICTED STOCK OPTION PLAN

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                                 BRK GROUP, INC.
               1992 TIME ACCELERATED RESTRICTED STOCK OPTION PLAN


        1.      Purpose of the Plan.

        This Time Accelerated Restricted Stock Option Plan (the "Plan") is intended to encourage ownership of the stock of BRK Group, Inc. (f/k/a THL-FA Holding Corp.), a Delaware corporation (referred to herein with its subsidiaries as the "Company"), by members of senior management of the Company, to induce qualified management personnel to enter and remain in the employ of the Company and otherwise to provide additional incentive for optionees to promote the success of its business.

        2.      Stock Subject to the Plan.

        (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, $.01 par value per share, of the Company
("Common Stock") for which options may be granted under the Plan shall not exceed 764,994 shares, subject to adjustment as provided in Section 12 hereof.

        (b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall not thereafter be available for subsequent option grants under the Plan.

        (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors and set forth in the option agreement.

        3.      Administration of the Plan.

        (a) The Plan shall be administered by the Board of Directors of the Company. A majority of the members of the Board of Directors shall constitute a quorum, and any action may be taken by a majority of those present and voting at any meeting. The decision of the Board of Directors as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board of Directors may, in its sole discretion, grant options to purchase shares of the Company's Common Stock and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine
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the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may, in its discretion, delegate its power, duties and responsibilities to a committee, consisting of two or more members of the Board of Directors, all of whom are "disinterested persons" (as hereinafter defined) (the "Committee"). If the Committee is so appointed, all references to the Board of Directors herein shall mean and relate to the Committee, unless the context otherwise requires.

        (b) Any option granted to an officer or director of the Company shall only be granted (i) by the Board of Directors, all of the members of which are "disinterested persons" (as hereinafter defined) or (ii) by the Committee, appointed as described above. Directors who are not otherwise employees of the Company shall not be eligible to be granted an option under the Plan. The preceding sentences shall not apply with respect to any options granted prior to the date of the first registration of an equity security of the Company under
Section 12 of the Securities and Exchange Act of 1934.

        (c) For the purposes of the Plan, a director or member of such committee shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of paragraph (c)(2)(i) of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as such term is interpreted from time to time.

        4.      Type of Options.

        Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or the Committee designated by the Board of Directors, as described in Section 3(a)) and shall be designated as non-qualified options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code").

        5.      Eligibility.

        Non-qualified options may be granted to the officers and key employees of the Company or of any of its subsidiaries.

        In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Board of Directors may take into account the position and responsibilities of the individual being considered, the nature and value to the Company of his or her service and accomplishments, his or her present and
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potential  contribution to the success of the Company, and such other factors as the Board of Directors deemed relevant.

        6.      Option Agreement.

        Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board of Directors. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee.

        7.      Option Price.

        The  option  price  of  shares  of  the   Company's   Common  Stock  for
non-qualified stock options granted hereunder shall be as determined by the Board of Directors.

        8.      Manner of Payment; Manner of Exercise.

        (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the order of the Company in an amount equal to the exercise price of such options.

        (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, within thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

        9.      Exercise of Options.

        Each option  granted under the Plan shall,  subject to Section 10(b) and
Section 12 hereof, not be exercisable prior to fifteen (15) years from the date of issuance unless exercisability is otherwise accelerated based upon a time accelerated vesting schedule which is dependent upon performance criteria all as set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of fifteen (15) years and six (6) months from the date of grant.
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        Notwithstanding the foregoing,  in the case of any Change in Control (as hereinafter defined) of the Company, the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement, will automatically and fully vest upon the occurrence of such Change in Control. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of
the  Company's  Common  Stock  in  one  or  more  transactions,   or  series  of
transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding.

        10.     Term of Options; Exercisability.

        (a)     Term.

                (1) Each option shall expire not more than fifteen (15) years and six (6) months from the date of the granting thereof, but shall be subject to earlier termination as provided in subsection (2) below.

                (2) If, at any time, an employee optionee is terminated for Cause (as defined in the Shareholders' Agreement between the Company and its shareholders dated as of July 31, 1992 (the "Shareholders' Agreement")) or
voluntarily   terminates  his  employment   with  the  Company  or  any  of  its
subsidiaries for any reason or for no reason, then, in either such case, the option granted to such employee shall terminate as follows: To the extent the option is vested (as determined in accordance with the Vesting Schedule) it shall terminate on the thirtieth (30th) day following such termination of employment and to the extent the option in not so vested, is shall terminate immediately upon such termination of employment.

                (3) If, at any time, an employee optionee is terminated by the Company without Cause, the option granted to such employee shall terminate as follows: To the extent the option is vested (as determined in accordance with the Vesting Schedule), it shall terminate on the 180th day following such termination of employment and to the extent the option is not so vested, it shall terminate immediately upon such termination of employment.

                (4) In the event of the termination of an employee optionee's employment with the Company or any of its subsidiaries due to the death or Disability of the employee optionee (as defined in the Shareholders' Agreement), the option granted to such employee shall terminate as follows: To the extent the option is vested (as determined in accordance with the Vesting Schedule), it shall terminate on the 180th day following such termination of employment and to the extent the option is not so vested, it shall terminate immediately upon such termination of employment.

        (b)     Exercisability.
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                An option  granted to an employee  optionee  who ceases to be an employee of the Company or any of its subsidiaries, at any time, for any reason or for no reason, shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or any of its subsidiaries.

        11.     Options Not Transferrable.
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        The right of any optionee to exercise  any option  granted to him or her shall not be assignable or transferrable by such optionee otherwise than by will or the laws of descent and
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distribution,  and any such option shall be  exercisable  during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

        12.     Recapitalizations, Reorganizations and the Like.

        In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof, then accrued and in effect, shall be exercisable. In accordance herewith, the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

        Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

        If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board of Directors may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such
Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

        No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

        13.     No Special Employment Rights.
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        Nothing  contained in the Plan or in any option  granted  under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board of Directors at the time.

        14.     Withholding.

        The Company's obligation to deliver shares upon the exercise of the non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements.

        15.     Restrictions on Issue of Shares.

        (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

     (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

     (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

        (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

        16.     Purchase for Investment.

        Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter
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amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

        17.     Loans.

        The Company may make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

        18.     Modification of Outstanding Options.

        The Board of Directors may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan and so long as such amendment does not violate any contractual obligations of the Company.

        19.     Approval of Shareholders.

        The Plan shall be subject to approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or by written consent of a majority of the shareholders, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board upon such approval. The Board of Directors may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

        20.     Termination and Amendment of Plan.

        Unless sooner terminated as herein provided, the Plan shall terminate fifteen (15) years and six (6) months from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable so long as such modification or amendment does not conflict with contractual obligations of the Company;
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provided, however, that except as provided in Section 12, the Board of Directors may not, without the approval of the shareholders of the Company obtained in the manner stated in Section 19, increase the maximum number of shares for which options may be granted. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, adversely affect his or her rights under an option theretofore granted to him or her.

        21.     Reservation of Stock.

        The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

        22.     Limitation of Rights in the Option Shares.

        An optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

        23.     Notices.

        Any communication or notice required or permitted to be given under the Plan shall be in writing and shall be deemed duly given if hand-delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

        (a)     If to the Company:

                         BRK Group, Inc.
                         780 McClure Road
                         Aurora, Illinois 60504-2495
                         Attn: President

        (b)     If to an Optionee:

     To the most recent address furnished in writing to the Company by the Optionee,

unless and until notice of another or different address shall be given as provided herein.

Adopted by the Board of Directors:

Approved by the Shareholders:
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        A true record.

                                ATTEST:



                                Gary L. Lederer,
                                Secretary
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